Exhibit 10.4

[DATE]

[NAME]

[ADDRESS]

[CITY], [STATE] [ZIP CODE]

RE:	Restricted Stock Unit Award Pursuant to the 2016 Long-Term Performance Incentive Plan

Dear [NAME]:

I am pleased to confirm that the Compensation/Management Development Committee (the “Committee”) of the Board of Directors of Quaker Chemical Corporation (the “Company”) has approved the award (the “Award”) to you of             Restricted Stock Units (“RSUs”) under the Quaker Chemical Corporation 2016 Long-Term Performance Incentive Plan (the “Plan”). Each vested RSU entitles you to receive one share of Common Stock of the Company on the Distribution Date. Subject to your acceptance of the terms and conditions of this Award set forth in this letter agreement (the “Agreement”), this Award is effective as of [DATE] (the “Effective Date”). Except as provided herein and in the Plan, RSUs subject to this Award will vest in a single installment on [DATE] (the “Vesting Date”) (the period from the Effective Date to the Vesting Date, the “Vesting Period”).

The terms and conditions of this Award are governed by this Agreement and the Plan (a copy of which is attached hereto). Unless otherwise defined herein, terms used in this Agreement have the meanings assigned to them in the Plan. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

1.	As soon as practicable after the Effective Date of this Award, your RSUs will be credited to a separate book entry account established and maintained by the Company on your behalf.

2.	Your RSUs may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered.

3.	Your RSUs are not actual shares of Common Stock, and you cannot exercise any voting rights on them until the Distribution Date.

4.	On each date that the Company pays a cash dividend on a share of Common Stock, the Company will credit to your book entry account an additional number of RSUs equal to the total number of RSUs credited to your account on such date, multiplied by the amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on such date. RSUs credited pursuant to this paragraph will be subject to the same terms and conditions as the RSUs to which the dividend equivalent rights relate.

5.	Under the Plan, unvested RSUs will be forfeited immediately after your Termination of Service with the Company and its subsidiaries, unless such termination is due to your death or your Total Disability or on or after you attain age 60, in which case the unvested RSUs will vest on the date of termination on a pro rata basis (based on the number of full months of active service with the Company or a subsidiary during the Vesting Period over the total number of full months in the Vesting Period). In the event of a Change in Control which occurs before your Termination of Service, all unvested RSUs will fully vest as of the date of such Change in Control.

6.	With respect to vested RSUs, the Company will transfer a corresponding number of actual shares of Common Stock into a book entry account maintained by its transfer agent under your name on the first to occur of the Vesting Date, a Termination of Service, or a Change in Control (within the meaning of section 409A of the Code). The date of such transfer shall be referred to as the “Distribution Date.” Any fractional RSUs will be paid in cash.

7.	All distributions to you or your beneficiary upon vesting of the RSUs hereunder will be subject to withholding by the Company of amounts sufficient to cover the applicable withholding obligations. In the event that any required tax withholding upon the settlement of such RSUs exceeds your other compensation due from the Company, you agree to remit to the Company, as a condition to settlement of such RSUs, such additional amounts in cash as are necessary to satisfy the required withholding. Any and all withholding obligations may be settled with shares of Common Stock.

8.	Nothing in the Plan or this Agreement will be construed as creating any right in the Participant to continued employment, or as altering or amending the existing terms and conditions of the Participant’s employment.

9.	To the extent not preempted by Federal law, this Agreement shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws principles.

10.	This Agreement contains all the understandings between the parties hereto pertaining to the matter referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. You represent that, in executing this Agreement, you have not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement.

Very truly yours,

QUAKER CHEMICAL CORPORATION

ACCEPTED:
[NAME]